                                                                    EXHIBIT 99.4



                                   DETACH HERE



                       INFINITY FINANCIAL TECHNOLOGY, INC.
               SPECIAL MEETING OF STOCKHOLDERS - ___________, 1997
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             OF INFINITY FINANCIAL TECHNOLOGY, INC. (THE "COMPANY")

PROXY

         The undersigned hereby appoints Roger A. Lang and Terry H. Carlitz, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of the Company's common stock which the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company to be held at _____________, on _________, 1997 at ____ a.m. local time, and at any and all adjournments or postponements thereof, with all of the powers which the undersigned would possess if personally present, upon and in respect of the following proposal and in accordance with the following instructions. The proposal referred to herein is described in detail in the accompanying proxy statement/prospectus.

         UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL SPECIFIED ON THE REVERSE SIDE. IF A SPECIFIC DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

                                                                   -----------
                  (continued and to be signed on reverse side)     SEE REVERSE
                                                                       SIDE
                                                                   -----------

                                  DETACH HERE


          Please mark
  [X]     votes as in
          this example


PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTPAID RETURN ENVELOPE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL.


                                                         FOR   AGAINST  ABSTAIN
          To (i) approve and adopt the Agreement         [_]     [_]      [_]
          and Plan of Merger and Reorganization
          dated as of October 17, 1997 (the
          "Reorganization Agreement") among the
          Company, SunGard Data Systems Inc., a
          Delaware corporation ("SunGard"), and
          Information Data Inc., a Delaware
          corporation and wholly owned subsidiary of SunGard, and (ii) approve the merger of Information Data Inc. with and into the Company pursuant to which the Company will become a wholly owned subsidiary of SunGard.









                                                           MARK HERE FOR
                                                         ADDRESS CHANGE AND [_]
                                                            NOTE AT LEFT


          Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.



Signature:                                         Date:
          ---------------------------------------       -----------------------
Signature:                                         Date:
          ---------------------------------------       -----------------------